EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-40356) pertaining to the Itron, Inc. 2000 Stock Incentive Compensation Plan,

(2) Registration Statement (Form S-8 No. 333-89966) pertaining to the Itron, Inc. 2002 Employee Stock Purchase Plan,

(3) Registration Statement (Form S-8 No. 333-97571) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-115987) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-125461) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan, and the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan,

(6) Registration Statement (Form S-8 No. 333-134749) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(7) Registration Statement (Form S-8 No. 333-143048) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan, and

(8) Registration Statement (Form S-8 No. 333-166601) pertaining to the Itron, Inc. 2010 Stock Incentive Plan,

of our reports dated February 16, 2012 (except for Notes 1, 5, 13, and 16, as to which the date is May 24, 2012) with respect to the consolidated financial statements and financial statement schedule of Itron, Inc., included in this Current Report on Form 8-K.

/s/ ERNST & YOUNG LLP

Seattle, Washington
May 24, 2012